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                                                     Exhibit 1(c)



                    CERTIFICATE OF CORRECTION

                 ALLIANCE BALANCED SHARES, INC.

         Alliance Balanced Shares, Inc. a Maryland corporation

having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby

certifies to the State Department of Assessments and Taxation of

Maryland that:

         1.   The title of the document being corrected is:

                 "ALLIANCE BALANCED SHARES, INC.
                     ARTICLES OF AMENDMENT"

         2.   Alliance Balanced Shares, Inc. is the only party to

the Articles of Amendment.

         3.   The Articles of Amendment were filed with and

accepted by the State Department of Assessments and Taxation of

Maryland ("SDAT") on February 1, 1991.

         4.   The Articles of Amendment were filed at the same

time as Articles of Amendment for The Alliance Fund, Inc. and

Alliance Growth and Income Fund, Inc.  The Corporation believes that the pages of these three documents were filed in the correct order but were subsequently inadvertently microfilmed by SDAT in the wrong order, with the result that the current SDAT records reflect the first page of each of the Articles of Amendment

attached to the remaining pages of one of the other sets of

Articles of Amendment.  Attached as Exhibit A are the correct




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Articles of Amendment for the Corporation and attached as

Exhibit B are the Articles of Amendment for the Corporation as

reflected in SDAT's current records.

         The undersigned Chairman of the Corporation hereby

acknowledges this Certificate of Correction to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein (and in the Articles of Amendment attached as

Exhibit A, hereto) with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, Alliance Balanced Shares, Inc.

caused this Certificate of Correction to be signed in its name and on its behalf by its Chairman and its corporate seal to be hereunto affixed and attested by its Secretary on April 20, 1993.


ATTEST:                        ALLIANCE BALANCED SHARES, INC.


/s/ Edmund P. Bergan, Jr.      By: /s/ David H. Dievler  (SEAL)
__________________________         _____________________
Edmund P. Bergan, Jr.              David H. Dievler
Secretary                          Chairman















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